EXECUTION COPY

LIMITED GUARANTY

LIMITED GUARANTY, dated as of January 25, 2018 (this “Guaranty”), by VOLT INFORMATION SCIENCES, INC., a New York corporation (the “Guarantor”), in favor of DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH (“DZ Bank”), as agent (in such capacity, the “Agent”) for the benefit of AUTOBAHN FUNDING COMPANY LLC (“Autobahn”), as Lender (in such capacity, the “Conduit Lender”), Autobahn and DZ Bank, as Letter of Credit issuers (in such capacity, the “LC Issuers) and the other lenders (together with the Conduit Lender, the “Lenders”) and LC Participants (together with the LC Issuers, the “LC Parties”) from time to time party to the Receivables Loan and Security Agreement, dated as of the date hereof (as amended, modified, supplemented or restated from time to time in accordance with its terms, the “Loan Agreement”), among VOLT FUNDING II, LLC (the “Borrower”), the Guarantor, the Lenders, the LC Parties and the Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantor directly owns all of the issued and outstanding membership interests in the Borrower and is expected to derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement and the other Basic Documents;

WHEREAS, the Guarantor intends to act as the Servicer pursuant to the Loan Agreement, and indirectly owns (or, to the extent hereafter added pursuant to the PSA, will own) each of the Originators (the Guarantor, including in its capacity as Servicer, and the Originators and Borrower referred to herein as the “Volt Parties”);

WHEREAS, the Lenders have agreed to make Advances from time to time for the account of the Borrower pursuant to, and subject to the terms and conditions of, the Loan Agreement.  The obligation of the Lenders to make such Advances under the Loan Agreement is conditioned on the execution and delivery by the Guarantor of a guaranty in the form hereof of certain Obligations of the Borrower; and

WHEREAS, the LC Issuer has agreed to in its sole discretion issue or cause the issuance of Letters of Credit pursuant to, and subject to the terms and conditions of, the Loan Agreement.  The obligation of the LC Issuer to issue or cause the issuance of such Letters of Credit under the Loan Agreement is conditioned on the execution and delivery by the Guarantor of a guaranty in the form hereof of certain Obligations of the Borrower;

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances, and the LC Issuers to issue or cause the issuance of Letters of Credit, under the Loan Agreement, the Guarantor hereby agrees as follows:

Section 1.          Guaranty.

(a)          The Guarantor hereby irrevocably and unconditionally guarantees to the Agent, the Lenders and the LC Parties (collectively, the “Guaranteed Parties”) (expressly subject to the limitations set forth in the last sentence of this Section 1(a)) that, in the event any Originator or the Servicer shall fail in any manner whatsoever to perform or observe any of the terms, covenants, conditions, agreements and undertakings to be performed or observed by it under the PSA, the Loan Agreement or any of the other Basic Documents in accordance with the respective terms thereof, including, without limitation, all obligations of Originators in respect of indemnification pursuant to Article X of the PSA and in respect of the covenants in Article VII of the PSA, and the obligations of any Servicer in respect of Section 7.07 of the Loan Agreement, and all obligations of any Servicer in respect of indemnification set forth in the Loan Agreement and the other Basic Documents (all such terms, covenants, conditions, agreements and undertakings on the part of any Originator or Servicer to be performed or observed being collectively called the “Volt Obligations”), when the same shall be required to be performed or observed under the PSA, the Loan Agreement and the other Basic Documents, then the Guarantor shall guarantee and ensure that an Originator, the Servicer or the Guarantor duly and punctually performs and observes each Volt Obligation. It shall not be a condition to the accrual of the obligation of the Guarantor hereunder to guarantee and ensure the performance or observance of any of the Volt Obligations that the Agent, any Lender or any LC Party shall have first made any request of or demand upon or given any notice to the Guarantor, an Originator, a Servicer or any other Person or have instituted any action or proceeding against the Guarantor or any other Person in respect thereof.  For the sake of clarity, it is expressly acknowledged that, subject to Section 1(b) hereof, the guaranty of the Volt Obligations by the Guarantor does not include a guaranty of the Borrower’s obligation to repay the Loans outstanding under the Loan Agreement.

(b)          Notwithstanding the foregoing, or any other provision herein to the contrary, the Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not as a surety, the due and punctual payment and performance when due (whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise) of the Loans under the Loan Agreement and all other obligations of the Borrower under any other Basic Document  (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) (collectively, the “Borrower Obligations”; the Volt Obligations and, upon and only upon the occurrence of the events identified in this Section 1(b), the Borrower Obligations, referred to herein as the “Guaranteed Obligations”), and the Borrower’s Obligations shall become full recourse to the Guarantor, upon the occurrence of any of the following:

(i)          a voluntary bankruptcy or insolvency proceeding is commenced by the Borrower under the United States Bankruptcy Code or any similar federal or state law;

(ii)          an involuntary bankruptcy or insolvency proceeding is commenced against the Borrower in connection with which the Borrower or any of its Affiliates has or have colluded in any way with the creditors commencing or filing such proceedings; and

(iii)          any breach of the separateness representations and warranties set forth in Section 4.01(c) of the Loan Agreement that results in the substantive consolidation of any of the assets and/or liabilities of the Borrower with any other Person in connection with any proceeding under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up, debt arrangement, marshalling of assets, dissolution or composition or adjustment of debts or other similar law.

The Guarantor hereby agrees that, upon the occurrence of any of the foregoing events, if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Borrower’s Obligations, the Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrower’s Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(c)          In addition to the foregoing, the Guarantor shall be liable to the Guaranteed Parties for any costs, claims, reasonable expenses or other liabilities actually incurred by the Guaranteed Parties resulting from any of the following matters (for the sake of clarity, it is expressly acknowledged that the liability of the Guarantor under this subsection (c) shall be expressly limited to the items set forth below in this subsection (c) and in no event shall include a guaranty of or liability for the Borrower’s obligation to repay the Loans outstanding under the Loan Agreement):

(i)          fraud, intentional misrepresentation, willful misconduct or gross negligence by the Guarantor, the Servicer, any Originator or the Borrower (collectively, the “Volt Parties”), in connection with the execution and delivery of this Guaranty, the PSA, the Loan Agreement or any of the other Basic Documents, or any certificate, report, financial statement or other instrument or document furnished to any Guaranteed Party at the time of the closing of the Loan Agreement or during the term of the Loan Agreement; and

(ii) the forfeiture by Borrower of any Receivables because of the conduct or purported conduct of criminal activity by a Volt Party in connection therewith;

(iii) the misapplication, misappropriation or conversion by or on behalf of a Volt Party of any of the Collateral or the proceeds thereof;

(iv) a breach by the Borrower of any covenant set forth in Section 5.01(b)-(s) of the Loan Agreement;

(v) the Borrower’s failure to obtain the written consent of the Required Lenders and the Agent prior to engaging in any of the activities set forth in Section 5.03of the Loan Agreement.

(d)          Nothing herein shall be deemed a waiver of any right which any of the Guaranteed Parties may have under the United States Bankruptcy Code to file a claim for the full amount of the outstanding Obligations or to require that all Collateral shall continue to secure all of the outstanding Obligations owing to any such Guaranteed Party in accordance with the Loan Agreement or any other Basic Document.

(e)          Without limitation to any other provision hereof, it is hereby acknowledged and agreed that any payments made by the Guarantor, in any capacity, in connection with or pursuant to any other Basic Document shall not in any way set off or reduce any obligation hereunder or be deemed to be a payment made hereunder.

(f)          Manner of Payment.  In the event that the Guaranteed Obligations are not paid or performed at the time due for payment or performance as set forth in Section 1(a), the Guarantor shall, from time to time, make such payment to an account designated by the Agent or cause such performance to be made, in each case within ten (10) Business Days of the earlier of (x) knowledge that such Guaranteed Obligations were not paid or performed or (y) receiving notice from the Deal Agent that such Guaranteed Obligations were not paid or performed.

Section 2.          Waiver.  The Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice (other than notices expressly required by the terms of this Guaranty) with respect to this Guaranty, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice (other than notices expressly required by the terms of this Guaranty) with respect to the Guaranteed Obligations, (iii) any requirement that any of the Guaranteed Parties protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor under the Basic Documents) or any Collateral, and (iv) any other action, event or precondition (except as expressly set forth in this Guaranty) to the enforcement of this Guaranty or the performance by the Guarantor of the obligations hereunder.

Section 3.          Guaranty Absolute.

(a)          Subject to Section 1, the Guarantor guarantees that, to the fullest extent permitted by law, the Guaranteed Obligations will be paid or performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Guaranteed Parties with respect thereto.

(b)          No invalidity, irregularity, voidability, voidness or unenforceability of, or default under, the Loan Agreement or any other Basic Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty.

(c)          This Guaranty is one of payment and performance, not collection, and the obligations of the Guarantor under this Guaranty are independent of the Obligations of the Borrower, and the obligations of the Originators, the Servicer and any other Person (including any other guarantor under the Basic Documents), and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Person (including any other guarantor under the Basic Documents) or whether the Borrower or any other Person (including any other guarantor under the Basic Documents) is joined in any such action or actions.

(d)          The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)          any change in the time, manner, place or terms of payment or performance of, and/or any change or extension of the time of payment, performance, renewal or alteration of, all or any part of the Guaranteed Obligations, any security therefor or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of, or any consent to a departure from the terms of, the Loan Agreement or any other Basic Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(ii)          any sale, taking, exchange, release, surrender, or realization upon any property at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any lien in any such property, or delay in the perfection of any such lien, or any amendment or waiver of, or consent to a departure from the terms of, any guaranty for all or any part of the Guaranteed Obligations;

(iii)          any exercise or failure to exercise any rights against the Borrower or any other Person (including the Guarantor and any other guarantor under the Basic Documents);

(iv)          any settlement or compromise of any Guaranteed Obligation, any security therefor or any liability incurred directly or indirectly in respect thereof;

(v)          any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any part of the Guaranteed Obligations or any other assets of the Borrower;

(vi)          any change, restructuring or termination of the existence of the Borrower; or

(vii)          any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guaranty and/or the obligations of the Guarantor hereunder, or a defense to, or discharge of, the Borrower or any other Person (including any other guarantor under the Basic Documents) of any of their respective obligations under or related to any of the Basic Documents.

(e)          The Agent may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Guarantor, and without incurring responsibility to the Guarantor or impairing or releasing the obligations of the Guarantor hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

(f)          This Guaranty shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon any of the Guaranteed Parties for repayment or recovery of any amount or amounts received by such Guaranteed Party in payment or on account of any of the Guaranteed Obligations and such Guaranteed Party repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Guaranteed Party or its property, or any settlement or compromise of any such claim effected by such Guaranteed Party with any such claimant (including the Borrower), and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Guaranteed Obligation, and the Guarantor shall be and remain liable to the Guaranteed Parties hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Guaranteed Parties.

Section 4.          Continuing Guaranty.  This Guaranty is a continuing one and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, each of the Guaranteed Parties and its successors, transferees and assigns; provided that this Guaranty shall continue to be effective or be reinstated, as the case may be, as provided for in Section 3.  All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

Section 5.          Representations, Warranties and Covenants.  The Guarantor hereby represents, warrants and covenants that the obligations of the Guarantor under this Guaranty do rank and will rank at least pari passu in priority of payment and in all other respects with all unsecured indebtedness of the Guarantor.

Section 6.          Expenses.  The Guarantor will upon demand reimburse any of the Guaranteed Parties for any sums and any reasonable costs and expenses which such Guaranteed Party may pay or incur pursuant to the provisions of this Guarantee or in negotiating, executing, perfecting, defending, protecting or enforcing this Guarantee or otherwise in connection with the provisions hereof, including court costs, collection charges, travel expenses and reasonable attorneys’ fees and expenses, together with interest thereon as specified in Section 11 below.

Section 7.          Terms.

(a)          All terms defined in the UCC of the State of New York and used herein shall have the meanings as defined in the UCC of the State of New York, unless the context otherwise requires.

(b)          The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(c)          All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guaranty unless the context shall otherwise require.

Section 8.          Amendments and Modification.  No amendment, modification or waiver of any provision of the Guaranty or consent to any departure by the Guarantor herefrom shall be effective unless in a writing expressly referring to this Guaranty and to such provision signed by the Agent (and, in the case of any amendment, also signed by the Guarantor), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.          Subordination of Subrogation Rights.  The Guarantor hereby waives and releases any and all rights and claims it may now or hereafter have or acquire against the Borrower that would constitute it a “creditor” of such party for purposes of the United States Bankruptcy Code, including all rights of subrogation against the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, regardless of whether such rights arise in connection with this Guaranty, by operation of law, pursuant to contract or otherwise.  In connection therewith, the Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the indefeasible payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Obligations, in accordance with the terms of the Basic Documents.

Section 10.          Statute of Limitations.  Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or any other Person (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Guaranteed Parties shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

Section 11.          Interest.  All amounts payable from time to time by the Guarantor hereunder shall bear interest at the Default Interest Rate.

Section 12.          Rights and Remedies Not Waived.  No act, omission or delay by any of the Guaranteed Parties and no failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Agent of any default hereunder or any right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 13.          Admissibility of Guaranty.  The Guarantor agrees that any copy of this Guaranty signed by the Guarantor and transmitted by facsimile or other electronic transmission for delivery to the Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Section 14.          Notices.  All notices, requests and demands to or upon the Agent or the Guarantor under this Guaranty shall be in writing and given as provided in the Loan Agreement.

Section 15.          Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

Section 16.          GOVERNING LAW; CONSENT TO JURISDICTION; JURY WAIVER.  THIS GUARANTY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 17.          Captions; Severability.

(a)          The captions of the Sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

(b)          If any term of this Guaranty shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

Section 18.          Acknowledgment of Receipt.  The Guarantor acknowledges receipt of a copy of this Guaranty and of each of the Basic Documents.

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IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date first above set forth.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Kevin D. Hannon
	Name:	Kevin D. Hannon
	Title:	VP & Treasurer

Signature Page to the Limited Guaranty

Acknowledged and accepted
as of the date first above set forth.

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,
FRANKFURT AM MAIN, NEW YORK BRANCH,
 as Agent
By:	/s/ Christian Haesslein
	Name:	Christian Haesslein
	Title:	Director

By:	/s/ Eva Geng
	Name:	Eva Geng
	Title:	Assistant Vice President

Signature Page to the Limited Guaranty